UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 5, 2006

Host America Corporation
(Exact name of registrant as specified in its charter)

Colorado	0-16196	06-1168423
(State or other jurisdiction of incorporation)	Commission File Number	IRS Employer Identification Number

Two Broadway Hamden, Connecticut		06518
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (203) 248-4100

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1.  Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On July 5, 2006, Host America Corporation (the “Company”) entered into a Security Agreement with several officers and directors of the Company as part of the transaction described in further detail below under Item 2.03. To the extent required by Item 1.01 of Form 8-K, the information contained in or incorporated by reference into Item 2.03 of this Current Report is hereby incorporated by reference into this Item 1.01. The Security Agreement is attached to this filing as Exhibit 99.2.

Section 2. Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On July 5, 2006, the Company completed the private placement of $350,000 aggregate principal amount of Secured Promissory Notes (the “Notes”) with five individuals within the Company, including certain officers and directors of the Company, and entered into a Security Agreement with respect to the Notes. The form of the Notes and the Security Agreement are filed as exhibits to this Current Report and, upon such filing, are hereby incorporated by reference into this Item 2.03.

The Notes bear interest at the rate of ten percent (10%) per annum. The notes may be prepaid in whole or in part at any time without penalty, but in no event later than 180 days from the date of issuance. The final maturity date of the Notes shall be one hundred 180 days from July 5th, on which date the entire indebtedness evidenced by the Notes, including, without limitation, the unpaid principal balance and unpaid interest accrued thereon, shall be due and payable.

The Notes were not registered under the Securities Act of 1933, as amended, in reliance upon the exemption set forth in Section 4(2) of the Securities Act relating to transactions by an issuer not involving a public offering.

Section 9.  Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Title or Description
99.1	Form of Secured Promissory Note
99.2	Form of Security Agreement

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST AMERICA CORPORATION

Dated: July 10, 2006	By: /s/ David Murphy
David Murphy
Chief Financial Officer

3

HOST AMERICA CORPORATION
EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description
99.1	Form of Secured Promissory Note
99.2	Form of Security Agreement

4